Exhibit 99.2 Reconciliation of EBITDA and Adjusted EBITDA for the quarter ended March 31, 2017 and 2016.

Three Months Ended March 31, 2017 (Dollar amounts in millions)	OSB	Siding	EWP	South America	Other	Corporate	Total
Net Sales	$268.4	$214.0	$82.1	$37.8	$8.7	$(0.1)	$610.9
Depreciation and amortization	14.7	8.1	3.8	2.2	0.9	0.9	30.6
Cost of sales and selling and administrative	193.3	165.7	78.8	30.5	8.0	27.3	503.6
Loss on sale or impairment of long lived assets, net	—	—	—	—	—	0.6	0.6
Other operating credits and charges, net	—	—	—	—	—	3.4	3.4
Total operating costs	208.0	173.8	82.6	32.7	8.9	32.2	538.2
Income (loss) from operations	60.4	40.2	(0.5)	5.1	(0.2)	(32.3)	72.7
Total non-operating expense	—	—	—	—	—	(3.3)	(3.3)
Income (loss) before income taxes and equity in income of unconsolidated affiliates	60.4	40.2	(0.5)	5.1	(0.2)	(35.6)	69.4
Income tax provision	—	—	—	—	—	15.5	15.5
Equity in income of unconsolidated affiliates	—	—	(1.1)	—	—	—	(1.1)
Net income (loss)	$60.4	$40.2	$0.6	$5.1	$(0.2)	$(51.1)	$55.0
Reconciliation of net income (loss) to Adjusted EBITDA
Net income (loss)	$60.4	$40.2	$0.6	$5.1	$(0.2)	$(51.1)	$55.0
Income tax provision	—	—	—	—	—	15.5	15.5
Interest expense, net of capitalized interest	—	—	—	—	—	5.0	5.0
Depreciation and amortization	14.7	8.1	3.8	2.2	0.9	0.9	30.6
EBITDA	75.1	48.3	4.4	7.3	0.7	(29.7)	106.1
Stock-based compensation expense	0.2	0.2	0.1	—	—	3.6	4.1
Loss on sale or impairment of long lived assets, net	—	—	—	—	—	0.6	0.6
Investment income	—	—	—	—	—	(2.0)	(2.0)
Other operating credits and charges, net	—	—	—	—	—	3.4	3.4
Adjusted EBITDA	$75.3	$48.5	$4.5	$7.3	$0.7	$(24.1)	$112.2

Three Months Ended March 31, 2016 (Dollar amounts in millions)	OSB	Siding	EWP	South America	Other	Corporate	Total
Net Sales	$217.0	$181.3	$71.8	$30.5	$6.1	$(2.1)	$504.6
Depreciation and amortization	14.5	7.2	3.1	1.9	0.4	0.8	27.9
Cost of sales and selling and administrative	187.2	147.2	72.7	23.5	6.1	21.1	457.8
Total operating costs	201.7	154.4	75.8	25.4	6.5	21.9	485.7
Income (loss) from operations	15.3	26.9	(4.0)	5.1	(0.4)	(24.0)	18.9
Total non-operating expense	—	—	—	—	—	(5.7)	(5.7)
Income (loss) before taxes and equity in income of unconsolidated affiliates	15.3	26.9	(4.0)	5.1	(0.4)	(29.7)	13.2
Income tax provision	—	—	—	—	—	4.4	4.4
Equity in income of unconsolidated affiliates	—	—	(1.5)	—	—	—	(1.5)
Net income (loss)	$15.3	$26.9	$(2.5)	$5.1	$(0.4)	$(34.1)	$10.3
Reconciliation of net income (loss) to Adjusted EBITDA
Net income (loss)	$15.3	$26.9	$(2.5)	$5.1	$(0.4)	$(34.1)	$10.3
Income tax provision	—	—	—	—	—	4.4	4.4
Interest expense, net of capitalized interest	—	—	—	—	—	8.0	8.0
Depreciation and amortization	14.5	7.2	3.1	1.9	0.4	0.8	27.9
EBITDA	29.8	34.1	0.6	7.0	—	(20.9)	50.6
Stock-based compensation expense	0.2	0.3	0.2	—	—	2.3	3.0
Investment income	—	—	—	—	—	(1.8)	(1.8)
Adjusted EBITDA	$30.0	$34.4	$0.8	$7.0	$—	$(20.4)	$51.8